                                                                    EXHIBIT 10.4

THIS NOTE IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED
HEREIN, AND THE HOLDER OF THIS NOTE BY THE ACCEPTANCE HEREOF AGREES TO BE BOUND BY SUCH PROVISION.

          SENIOR SUBORDINATED CONVERTIBLE NOTE DUE SEPTEMBER 30, 1991

$150,000                                                        Denver, Colorado
                                                                October 11, 1988

     INTEGRATED MEDICAL SYSTEMS, INC., a Colorado corporation (herein called the "Company"), for value received, hereby promises to pay to Charles I. Brown as General Partner of The Charles I. Brown Family Partnership, 2691 Pinehurst Drive, Evergreen, Colorado 80439 on the 30th day of September, 1991, the principal amount of One Hundred Fifty Thousand Dollars ($150,000) and to pay quarterly, on December 31, March 31, June 30, and September 30 each year (commencing December 31, 1988) interest on the unpaid portion of said principal amount from the date hereof at the rate of 11% per annum until such unpaid portion of such principal amount shall have become due and payable. Both the principal hereof and interest hereon are payable at the principal corporate office of the Company in Golden, Colorado.

     This Note contains conditions restricting and limiting the transfer of this Note which relate to compliance with the Securities Act of 1933, as amended, or any similar federal or state laws at the time in effect. While such conditions remain effective, any other notes issued in exchange or in substitution for this Note will bear an appropriate legend with respect to such conditions. Notwithstanding such conditions, the holder of this Note shall be authorized and entitled to pledge this Note as collateral for bona fide borrowings of holder or to otherwise cause this Note to be subject to a security interest securing the repayment of such borrowings.

     This Note is or may be one of a series of duly authorized Senior Subordinated Convertible Notes substantially similar in terms except for dates,
principal amounts and named payees (the "Notes").   The aggregate of such Notes
shall not exceed $750,000.

     The rights, limitations of rights, obligations, duties and any immunities of the Company, the holder of this Note and any and all persons who shall from time to time become holders of this Note or any of the Notes, are as set forth below:

     1.  Subordination.
         -------------

     The holder of this Note and each of the other Notes, by acceptance hereof or thereof, covenants and agrees that the payment of the principal amount of this Note and interest thereon is hereby expressly subordinated in the right of payment to the prior payment in full of all senior indebtedness as hereinafter defined. "Senior Indebtedness" shall mean and include the following:

     (a) The Company's existing debt as of the date of this Note as described on Exhibit A attached hereto and incorporated herein.
---------

     (b) Any future debt incurred by the Company for the purpose of increasing the Company's working capital (which debt may consist only of borrowings which result in a corresponding increase in current assets of the Company and only if such borrowings are secured only by receivables and inventories of the Company, provided that the Company may issue or grant to lenders of such amounts equity securities of the Company so long as the value of any such securities granted to such lenders does not exceed 10% of the amount borrowed by the Company, and further provided that any such borrowings may be made only from commercial banks, commercial finance companies or commercial factors which typically make such working capital loans). For purposes of this Note, all other debt or liabilities of the Company are excluded from the definition of "Senior Indebtedness."

     2.  Conversion.
         -----------

     (a) Any holder of this Note shall have the right at his option at any time prior to its maturity, subject to the terms and provisions hereof, to convert the unpaid principal of such Note into shares of Company no par value common stock (the "Common Stock").

     (b) To convert this Note into Common Stock, the holder hereof shall surrender this Note and give notice to the Company of his or her intention to convert, in writing, stating the name and address of each person in whose name shares of Common Stock are to be issued.

     (c) As promptly as practical after the surrender and giving of notice to convert as herein provided, the Company shall deliver or cause to be delivered at its agency maintained for that purpose, to or upon written order of the holder of this Note, a certificate representing the number of shares of Common Stock into which said Note is converted.

     (d) Upon any conversion, the interest accrued and unpaid on the principal of the converted Note at the time of conversion shall be paid in cash to the holder of the Note.

     (e) The conversion price for each share of Common Stock issuable pursuant to the conversion of the Note shall be $3.00 per share, provided that such conversion price may be adjusted from time to time as described below:

               (i) In case the Company shall declare a dividend or other distribution payable in Common Stock or shall subdivide its Common Stock into a greater number of shares of Common Stock, the conversion price hereunder in effect immediately prior to such dividend, distribution or subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable hereunder shall be proportionately increased.

               (ii) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, or (2) to subscribe for or purchase Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (iii) In case the Company shall combine all of the outstanding Common Stock of the Company proportionately into a smaller number of shares, the conversion price hereunder in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced.

               (iv) With the exception of securities issued, sold or optioned prior to the date of this Note, as described on Exhibit B attached hereto
                                                     ---------
     and incorporated herein by reference, if the Company issues any shares of its Common Stock for a consideration which is less than $1.50 per share, then the conversion price shall be reduced to a price (calculated to the nearest cent) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then existing conversion price, which in no event may exceed $1.50, and (bb) the consideration, if any , received by the Company upon such issue, by (2) the total number of shares of fully diluted Common Stock outstanding immediately after such issue. For purposes of this provision, Common Stock will be deemed to have been issued if the Company grants any rights to subscribe for or purchase, or any options for the purchase of Common Stock or securities convertible into or exchangeable for Common Stock, whether or not such rights or options or the right to convert or exchange any such convertible securities are immediately exercisable.

     (f) The Company shall not be required, in connection with any conversion, to issue a fraction of a share of Common Stock, but, in lieu thereof, the Company shall make a cash payment (calculated to the next higher cent for purposes of this and similar computations) equal to such fraction multiplied by the fair market value of a share of Common Stock on the last business day prior to the date of conversion, such fair market value to be determined by the Company's Board of Directors pursuant to any method they deem appropriate.

     (g) The Company shall at all times reserve and keep available out of its authorized but unissued shares, for the purpose of effecting conversions, such amounts of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of this Note.


     3.   Dilution Adjustment.
          --------------------

     (a) If at any time while this Note is outstanding the Company issues any dividend or interest bearing securities that are convertible into Company Common Stock or that include warrants to purchase Company Common Stock (hereafter "Preferred Securities") with a conversion price or warrant exercise price below $3.00 per share, then the conversion price of this Note will automatically adjust to said conversion or warrant exercise price or $1.50 per share, whichever is higher, and the number of shares of Common Stock that the holder of this Note will receive upon conversion of this Note will increase accordingly. If said conversion or warrant exercise price is below $1.50 per share, the actual adjusted conversion price of the Notes will be determined after giving effect to the provision of Section 2(e)(iv) above.

     (b) If the Company issues Common Stock or employee stock options, at a price or exercise lower than the prices specified in the table below during the periods indicated (the months after the date of this Note), then the initial conversion price ($3.00) of this Note will be adjusted as provided in Section 3(a) above.

Months After
Date of Note         Price
------------         -----
    1 - 3            $2.25
    4 - 6             2.32
    7 - 9             2.39
   10 - 12            2.45
   13 - 15            2.52
   16 - 18            2.59
   19 - 21            2.66
   22 - 24            2.73
   25 - 27            2.79
   28 - 30            2.86
   31 - 33            2.93
   34 - 36            3.00

     4.   Performance Adjustment.
          -----------------------

     (a) The initial conversion price of $3.00 per share described herein may be further adjusted if the Company has not achieved at least one of the following goals on or before September 30, 1991:

               (i) The Company has completed a public offering of its Common Stock at a price to the public of $6.00 per share with gross proceeds of at least $2,000,000;

              (ii) A sale of the Company to, or a merger of the Company with, another entity for cash or securities actively traded on a recognized exchange or over-the-counter with a market value of at least $6.00 per share of fully diluted Company Common Stock outstanding before the transaction;

             (iii) A private placement of the Company's Common Stock to one or more private investors in which at least $2,000,000 is raised at a price of at least $6.00 per share; or

              (iv) The Company achieves fully diluted after tax earnings of not less than $0.40 per share, determined on a generally accepted accounting principles basis, for the 12 months ending September 30, 1991.

     (b) In the event that the Company does not achieve at least one of the above-described goals, the conversion price will be reduced, but in no event below $1.50 per share (except as may be required by Sections 2(e)(i) through 2(e)(iv)), in proportion to the shortfall. For example, a public offering in which at least $2,000,000 is raised at $4.85 per share, if no other goal has been achieved, will give rise to an adjustment of the conversion price from $3.00 to $2.43. Similarly, earnings per share for the 12 months ended September 30, 1991 of $0.33, if no other goal has been reached, will give rise to an adjustment in the conversion price from $3.00 to $2.48. If none of the above-described goals are met, then the adjustment in the conversion price which yields the highest adjusted conversion price shall be used to determine the adjustment described in this section.

     (c) If the initial conversion price of $3.00 has been adjusted under the provisions of Section 3, "Dilution Adjustment," or pursuant to the provisions of Sections 2(e)(i) through 2(e)(iv) above, then the performance goals described in this section will also be adjusted proportionately. For example, if the conversion price has been adjusted to $2.00 per share as a result of the Dilution Adjustment provisions above, then the target goal for purposes of the performance adjustment described above would become $4.00 per share instead of $6.00 per share and the target earnings goal per share described in paragraph 4(a)(iv), would become $0.27 instead of $0.40.

     5.   Registration Rights.
          --------------------

     (a) If at any time the Company proposes to register any of its securities under the Securities Act of 1933, as amended, or any similar federal law governing the distribution of securities preparatory to a public distribution of such securities, it shall give written notice to the holder of this Note and any other Notes which have the same terms but may be held by others, and upon the written request of such holders, the Company shall use its best efforts to cause the securities as to which registration shall have been so requested to be registered in the Registration Statement proposed to be filed by the Company, all to the extent which may be required to permit the offer and sale or other distribution by the prospective seller or sellers of such securities, including the holder of this Note. Notwithstanding any other provision of this paragraph, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Common Stock sought to be registered by the holder of this Note and other Notes from such registration and underwriting. Any such exclusion of securities will be pro rata among the holders of this Note and any other Notes that have requested registration. The rights of holders of this Note and any other Notes to registration pursuant to this section shall be subject to the prior right to such registration held by the holders of the Company's outstanding Series B preferred stock and, if it is determined by the underwriter in the offering that only shares of Common Stock held by the holders of the Company's outstanding Series B preferred stock may be registered, then the holder of this Note and any other Notes shall not be entitled to have their shares of Common Stock included in such Registration Statement.

     (b) All expenses incurred by the Company in connection with the registration of the securities including shares of Common Stock held by holders of this Note and any other Notes pursuant to the provisions of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and Blue Sky fees and expenses are hereinafter called Registration Expenses; and all underwriting discounts and selling commissions applicable to the sales are hereinafter called Selling Expenses. The Company shall pay all Registration Expenses and all Selling Expenses will be borne by the Company and the selling shareholders pro rata in proportion to the securities being sold by them. Each selling shareholder shall bear the fees and costs of his or its own counsel.

     6.   Affirmative Covenant. At all times prior to the payment in full of
          ---------------------
principal and accrued interest on this Note the Company will maintain a positive working capital (current assets less current liabilities). The holder of this Note will receive quarterly financial statements of the Company, prepared in accordance with generally accepted accounting principles, within 45 days of the end of each calendar quarter, as well as audited year-end financial statements promptly after their preparation by the Company's outside auditors.

     7.   Default.
          -------

     (a) If the Company shall be in breach of the Affirmative Covenant described in Section 6 above, and shall remain in breach of such Affirmative Covenant for a period of thirty (30) days after notice thereof by the holder of this Note, or if the Company shall be more than fifteen (15) days late in the payment of any quarterly installment of interest, then in either of such events the holder of this Note may at any time thereafter at his option (unless any such breach or default shall theretofore have been remedied), by written notice or notices to the Company, declare this Note to be due and payable, whereupon the same shall forthwith become due and payable together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived by the Company.

     (b) If the holder of this Note institutes any legal action in order to collect principal and accrued interest owed on this Note, either upon default as described herein or upon maturity of this Note, then in such event the Company shall be required to pay to the holder all reasonable costs of collection of this Note, including reasonable attorneys' fees.


     8.   Restrictions on Transferability.
          --------------------------------

     (a) The holder of this Note by acceptance thereof agrees, prior to any transfer or attempted transfer of this Note, that he or it shall not transfer this Note unless a Registration Statement under the Securities Act is in effect with respect to such transfer or, prior to such transfer, it shall have delivered to the Company an opinion of counsel experienced in Securities Act matters reasonably acceptable to the Company and counsel to the Company in a form reasonably acceptable to the Company, or that a "no action" letter from the Securities and Exchange Commission, to the effect that the proposed transfer may be effected without registration under the Securities Act.

     (b) The requirement of an opinion of counsel or a "no action" letter from the Commission contained in subsection 8(a) hereof is hereby waived by the Company in connection with any transfer by the holder of a Note, of such Note to a person, firm, or entity which is an affiliate (as such term is defined in the federal securities laws) of such holder provided that such transferee agrees to be bound by the provisions of this Section 8 with respect to any future transfer or attempted transfer of such Note.

     WITNESS the seal of the Company and the signature of its duly authorized officer.

                              INTEGRATED MEDICAL SYSTEMS, INC.

                              By: /s/ John A. McChesney
                                  ---------------------
                                  John A. McChesney
                                  Chief Executive Officer

ATTEST:

/s/ Alan J. Danson
-------------------
Assistant Secretary

S E A L

                                  EXHIBIT A

                                 SENIOR DEBT

As of September 30, 1988, the creditors of IMS that are senior to the holder(s) of the Notes were as follows:


Creditor                                         Amount
--------                                        --------

Saint Elizabeth Health Services, Inc./1/        $ 94,300
Missouri Baptist Medical Center/1/               101,050
John Wallace/2/                                    9,673
CJS Financial/3/                                  43,458
CityWide Bank/4/                                  18,623
Colorado National Bank/5/                        137,500
                                                --------
                                                $404,604

Notes:
-----
1. The Company is paying $2,250 per month for a total of 60 months to each of Saint Elizabeth Health Services and Missouri Baptist Medical Center to "share" half the cost of their Com Center System.

2.  Repurchase of one limited partner interest.

3. Lease of two MicroVAX II computers. Monthly payments of principal and interest are $2,059 over three years beginning December 9, 1987.

4.  Financing of two vans for our field offices.

5. This loan is guaranteed by all of the Company's directors. Principal payments are $3,125 per month (plus interest at prime + 2%) over 60 months from May 1, 1987.

                                   EXHIBIT B

         SECURITIES ISSUED, SOLD OR OPTIONED AS OF SEPTEMBER 30, 1988

                                                                Common
Description                             Shares                  Equivalents
-----------                             ------                  -----------
Convertible Debenture/1/                  ---                     150,000

Common Stock                            3,416,555               3,416,555

Series A Preferred Stock/1/               500,000                 500,000

Series B Preferred Stock/2/             2,000,000               1,333,333

Warrants to Purchase Common Stock/3/    1,005,000               1,005,000

Employee Stock Options/4/                 347,500/5/              347,500
                                                                ---------

        Total Common Equivalents
          (fully diluted)                                       6,752,388

Notes:
-----

1.      Convertible at $1.00.

2.      Convertible at $1.50.

3.      Exerciseable at $1.50 (one share per warrant).

4.      Exerciseable at $1.00-$2.25.

5. Includes R. Taylor option approved but not yet issued (20,000 shares at $2.25).

                                      B-1